POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints David M. Benck and Elaine V. Rodgers, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)  execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Hibbett Sports, Inc. (the “Company”), Form ID and any documentation relative thereto, in accordance with any United States federal and state securities laws, including any rules promulgated thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, and any documentation relative thereto, and execute any amendment or amendments thereto, including notarization thereof, and timely file such form with the United States Securities and Exchange Commission and any state securities commission, where applicable; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the Company’s responsibilities to comply with any state or federal securities laws, or rules promulgated thereunder.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this date: June 3, 2020.

/s/ Jamere Jackson
Jamere Jackson